UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

BRT APARTMENTS CORP.
(Exact name of Registrant as specified in charter)

Maryland	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on March 12, 2019, all of the proposals presented by us were approved. The proposals are described in detail in our definitive proxy statement dated January 22, 2019.

Proposal 1

At the meeting, the following directors were elected, each to serve until the 2022 annual meeting of stockholders and until his successor is duly elected and qualified (with the votes as indicated):

	For	Against	Abstain	Broker Non-Votes
Matthew J. Gould	11,535,819	242,502	21,681	3,075,400
Louis C. Grassi	10,411,246	1,372,074	16,682	3,075,400
Israel Rosenzweig	11,527,012	251,303	21,686	3,075,400
Jeffrey Rubin	11,635,058	148,236	16,708	3,075,400

Proposal 2

At the meeting, the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm was approved (with the votes as indicated):

For	Against	Abstain
14,796,884	49,555	28,963

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT APARTMENTS CORP.

By: /s/ David W. Kalish
David W. Kalish
March 14, 2019	Senior Vice President - Finance
Great Neck, NY